Exhibit 99.1

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

C O R P O R A T E P A R T I C I P A N T S

Rob Fink, Manager Partner, FNK IR

John Merrill, Chief Financial Officer

Randy Fields, Chairman & Chief Executive Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Ananda Baruah, Loop Capital

Tevis Robinson, D.A. Davidson

P R E S E N T A T I O N

Operator

Greetings, and welcome to the Park City Group Fiscal Second Quarter 2021 Earnings Call.

At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad.

As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Rob Fink with FNK IR. Mr. Fink, you may begin.

Rob Fink

Thank you, Operator. Good afternoon, everyone. Thank you for joining us today for Park City Group’s fiscal second quarter earnings call.

Hosting the call today are Randy Fields, Park City Group’s CEO and Chairman; and John Merrill, Park City Group’s CFO.

Before we begin, I would like to remind everyone that this call could contain forward-looking statements about Park City Group within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not subject to historical facts. Such forward-looking statements are based on current beliefs and expectations. Park City Group Management are subject to risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. Such risks are fully discussed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be considered in light of such risks. Park City Group does not assume any obligation to update information contained in this conference call.

Shortly after the market close today, the Company issued a press release overviewing the financial results that will be discussed on today’s call. Investors can visit the Investor Relations section of the Company’s website at parkcitygroup.com to access this press release.

With that said, I’d now like to turn the call over to John Merrill. John, the call is yours.

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

John Merrill

Thanks, Rob, and good afternoon, everyone.

Today we report financial results for the second quarter of fiscal 2021 ending on December 31. Highlights of the quarter are as follows.

Recurring revenue growth for our SaaS business, which includes Compliance and Supply Chain, was up 7%. MarketPlace revenue grew 112%. With growth in all three product lines, our consolidated revenue grew 7% from $4.8 million to $5.2 million. Sales and marketing expenses decreased 17%. Net income increased 145%, aided by a gain related to the forgiveness of our PPP loan. Cash from operations year-to-date was $3.8 million, and our balance sheet remains strong with $23.9 million in cash.

The bottom line is we continue to deliver a profitable, diversified, growing business with a strong recurring SaaS component with a modest cost structure and a MarketPlace business whereby we source hard-to-find things for our customers. Considering the significant challenges related to the pandemic and ongoing uncertainty, I am encouraged with our results thus far for Fiscal 2021.

As we have said previously on earnings calls, our software business comprised of Compliance and Supply Chain services is now effectively all recurring in nature. This recurring revenue more than covers our fixed cash costs, resulting in predictable profitability. I believe we are now at scale for the software side of the business, so incremental revenue, either recurring or transactional, largely falls to the bottom line at roughly an 80% to 85% margin. Therefore, as the software side of the business expands, we are able to support higher revenues without meaningful increases in our SG&A lines.

While the pandemic continues to extend the sales cycle for our software business, we believe there is pent-up demand as things begin to normalize. When this will occur and what is the new normal, it is anyone’s guess.

As a reminder, we still have only a 10% penetration with our existing software customers, so farming our own customer network remains a top priority for opportunity. As I’ve said before, we can significantly grow our software business just by farming the existing network.

While the pandemic continues to delay decision-making on the software side of the business, it has increased demand for our MarketPlace solution, whereby we source, vet, and transact business for hard-to-find things such as nitrile gloves, masks, gowns, just to name a few. This results in a fluctuating amount of non-recurring and largely unpredictable transactional MarketPlace revenue. This revenue and its respective cost results in a sales mix between our software business and MarketPlace business, which may compress our total Company gross margin, but due to our low fixed cost base, it is increasing our profitability and free cash flow.

Because we sit between buyer and seller, our margin, whether as a markup of goods or a commission, is substantially less than we get in the software side of the business. Gross margin on incremental revenue for our software business base is approximately 80% to 85%. Conversely, MarketPlace is, on average, roughly 5% to 10%. We are focused on expanding the MarketPlace margin both within and outside the traditional grocer segment.

While both the software and MarketPlace offerings of our business are difficult to separate from our business strategy and software suite, our overall offering to our customers is a combination of solutions that enables customers to be compliant, have more actionable visibility into their supply chain, replacing vendors, diversifying product offerings and sourcing hard-to-find items.

Turning to the numbers. Fiscal Year 2021 second quarter revenue was $5.2 million, up 7% from $4.8 million in the same quarter last year. It should be noted that $410,000 of one-time revenues of software business occurred in the December 2019 quarter that did not reoccur in the same quarter of 2020. If you consider that we backfilled a large portion of the one-time revenue with subscription, our software revenue was up 17% year-over-year.

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

Total operating expenses increased 14% from $4.2 million in Q2 2020 to $4.7 million in Q2 2021. The principal driver and the increase in total operating expenses was the increase in cost of services and product support related to higher MarketPlace revenue and partially offset by cost reductions in hosted software and other technology service charges.

Sales and marketing expenses decreased from $1.4 million in Q2 2020 to $1.2 million in Q2 2021. This 17% decrease was the result of lower sales travel, trade shows and cost reductions, partially offset by higher commissions due to higher revenue.

G&A costs increased modestly from $1.1 million in Q2 2020 to $1.2 million in Q2 2021. This was primarily the result of rising insurance cost due to the pandemic and increases in our bad debt reserve. We believe it is prudent to increase our reserves in this uncertain time.

For the second quarter of Fiscal 2021, GAAP net income was $1.6 million or 31% of revenue versus $663,000 or 14% of revenue. The forgiveness of our PPP loan, recognized as a onetime gain on debt extinguishment, was $1.1 million of this increase.

Earnings per share for the second quarter of Fiscal 2021 was $0.08 per share, more than double the $0.03 per share in the same period of Fiscal 2020. Fiscal Year 2021 year-to-date revenue was $10.4 million, up 8.3% from the $9.6 million in the same period of Fiscal 2020. It should be noted that year-to-date revenue in Fiscal 2020 included $475,000 in onetime revenue that did not occur in the same period of Fiscal 2021.

As we have said previously, from time to time, there will always be a small component of customers that buy, meaning license, versus rent, meaning subscription. In Fiscal 2021, year-to-date onetime revenue in our software business is less than 1%.

Total operating expenses for Fiscal 2021 year-to-date was $9.4 million versus $8.9 million. This 6% increase is largely the result of higher revenue and the associated cost of services of that increase in revenue.

Sales and marketing expenses for Fiscal 2021 year-to-date declined 13% from $2.9 million in Fiscal 2020 to $2.5 million in Fiscal 2021. This was due largely to telecommuting versus in-office maintenance costs, a reduction in trade shows and lower travel expenditures.

G&A costs for Fiscal 2021 year-to-date versus Fiscal 2020 were essentially flat, down 1% or $24,000. While cost of benefits, insurance and reserves for bad debt have increased as a result of the pandemic, we remain committed to adjusting our cost structure in other areas to keep the costs low.

Turning now to cash flow and cash balances. For the second fiscal quarter of Fiscal Year 2021, we generated cash from operations of $3.7 million compared to $2.7 million in the prior year period, an increase of 37% due to increases in incremental revenue. Total cash at December 31, 2020 was $23.9 million compared to $20.3 million at the end of Fiscal Year 2020.

With respect to our stock buyback program, as we said during the height of the COVID pandemic, we made the prudent decision to halt our buyback program. We did not purchase any shares during either the first or second fiscal quarter of 2021. The Company has $1.46 million remaining on its existing buyback program and given our current ability to generate cash, we may consider opportunistically resuming the program at some point in Fiscal 2021.

Thanks, everyone, for your time today. At this point, I’ll pass the call over to Randy. Randy?

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

Randy Fields

Thanks, John.

The second quarter continued our momentum and validated the progress we’ve made in driving the earnings power and cash generation ability of the Company. All three segments of our business grew, highlighted by our MarketPlace offering. We’ve now reached sufficient scale with our decreased and modest fixed cost base that we’re positioned for sustainable and growing profitability. As a Company, this has been and remains our focus, growing profitability and cash flow. This is how we measure ourselves, and we think this is how Investors should measure us as well.

We’re an earnings company today. Three years ago, we signaled our strategic direction to drive the Company toward higher recurring revenue, making it easier to predict and delivering structural profitability and cash flow. We’re very proud of how well and how quickly that’s come about. This year is and will continue to be a showcase for the validity of that direction. Keep in mind, we report GAAP rather than non-GAAP as most people in technology do.

Generally speaking, the pandemic continues to affect our business, slowing decision-making and the sales cycle for our Compliance and our Supply Chain solutions. But at the same time, it’s illuminated an increasing customer awareness of our capability to source hard-to-find products in MarketPlace. This reality validates the strategy of having these three synergistic legs to our business stool. We’ve become the industry leaders in our specialty Supply Chain offerings and in our Compliance Management. Over time, it’s our hope to establish ourselves as the go-to place for hard-to-find items. We’re making progress, but we’re not there yet.

Our MarketPlace Solutions help our customers secure products from vetted suppliers when others have been unable to supply, and our out-of-stock solution has helped customers keep better supplies on their shelf. As the pandemic abates and we begin to normalize, we expect to see increased demand from our traditional recurring revenue solutions in both Compliance and Supply Chain.

As we’ve said before, the three legs of our stool provide a complete Supply Chain solution for our customers. It enables them to source suppliers, vet suppliers and transact all business in one integrated complementary solution. I don’t know of any other Supply Chain vendor, which does all of this end-to-end. But with our transition from onetime to recurring revenue effectively complete, the impact of this revenue mix is unlikely to materially diminish our ability to remain profitable.

Today, we enjoy a highly visible SaaS revenue stream, which more than covers our fixed costs and enables consistent profitability. In other words, we have a business that we call structurally profitable, structurally generating cash and the most significant improvement in our balance sheet in our history. The proof is in those numbers that you’ve now seen. In our view, we’re positioned now to opportunistically resume our share repurchase and simultaneously continue to fortify our balance sheet. We don’t have to choose one or the other. In fact, we now know we can do both.

Our customers demand financial strength, and we’re using it as a primary anchor in our net new business marketing, and that message is definitely resonating with our prospects. But importantly, we’re working to expand our customer relationships and our revenue per customer. We’re doing it actually in two different but related ways. Let me see if I can explain.

We’re trying to get our customers to take up more modules per customer and more application suites per customer. Let me go through that. First, we’re adding additional functional modules to our existing applications and up-selling those to our existing customers. We’re in the process of adding terrific new functionality to each of the three components of our platform, to Compliance, to Supply Chain and to MarketPlace. Each one of these additions, each one of these modules will add revenue. Importantly, each is attractive in its own right to prospective new customers. We’ve already seen that, in fact.

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

At the same time, we’re advancing our cross-selling, moving our customers across the whole platform from Compliance to Supply Chain to MarketPlace and vice versa, as John puts it, farming. Again, this will have the impact of increasingly driving our monthly revenue from each customer by adding incremental value, frankly, with very little cost on our part. The up-selling to new modules is a very important way to grow our business. For example, we have two new products targeted to our Tier 2 suppliers.

Our new active quality management system, which we call Active QMS, allows quality and safety teams at manufacturing and distribution operations to simplify the tedious error-prone manual recordkeeping processes required for critical controls, things like temperature checks, swab testing, sanitation, pest control, equipment inspections, cleaning floors, et cetera. Initial market reaction to this new and unique offering is very, very strong. From our perspective, the offering typically doubles the recruiting revenue that a customer pays us.

Our certificate and analysis product, which helps track certification from suppliers and matches them to distributors’ needs, is also in our new portfolio of modules. This helps create an end-to-end tracking of various elements required by retailers or distributors and provides evidence of the supply chain to ensure Compliance along the entire supply chain. Our Tier 2s demanded a solution like this, we listened and now it’s available. It makes their job much easier. Once again, this offering, as implemented, will meaningfully increase the recurring revenue from a Tier 2 supplier. In fact, we already have a few new wins with both of these add-ons. We have a great deal of headwind with our existing customers and we’re learning to capitalize on it.

Cross-selling from one of our suites to another, like Compliance to Supply Chain, is obvious. It’s also substantially more challenging. But we’re learning and we’ll continue to learn to do it. We’ve begun to see accelerating success in our cross-selling efforts. We recently signed our first large Compliance customer for our out-of-stock management offering. Additionally, more Tier 2 hubs are adding modules driving higher recurring revenue. Our pipeline for new Tier 1 hubs for our Supply Chain offering is expanding, growing even in this uncertain time.

In the interim, MarketPlace has emerged as a critical part of our platform. The pandemic has made it harder than ever to find trustworthy, compliant, vetted vendors. Shortages of PPE, chest freezers and the like and other items has created incremental challenges for retailers trying to compete with online retailers to maintain their market share. MarketPlace has solved many of these challenges, contributing to significant transactional revenue to our topline this quarter, the third such quarter in a row. The result is topline revenue growth for the fiscal year. Though in future years, we’re likely to be more focused, frankly, on growing the bottom line than just the topline as the pandemic abates and the MarketPlace revenue normalizes.

We do, however, believe that MarketPlace actually will be profitable for the full year. We’ve recently added some additional talent to our MarketPlace team to drive some recurring revenue and grow out the space with additional capabilities. The industry dynamics that serve as long-term secular catalysts for us have not changed. If anything, they’ve been reinforced. Sometimes, a whole new market can appear to open for us, like Compliance Management a few years ago.

Recently, we’ve been exploring government as a possible market. In that vein, we launched an inventory control grant management reconciliation platform for the critical emergency management organizations that every state government has. This expansion of our MarketPlace solution, built on the ReposiTrak platform naturally, will streamline and automate critical supply chain processes. We expect that it will help significantly solve the challenge of complicated manual grant tracking and auditing that is going to be, and in the future, increasingly overwhelming for those state agencies. This offering could increase our presence in the government market, expand our offerings, certainly well beyond our traditional grocery space. We have our first state customer now engaged in a pilot program, but it will be some months before we have a good read on the opportunity, but I’ll certainly keep you posted.

Finally, a few years ago, we launched our 10x initiative, which was focused on increasing what we call internal efficiency and productivity. This program has wildly exceeded our goals, so we’re now doing more with fewer people, all the while continuing to delight our customers. Let me give you an example.

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

When we launched this initiative some years ago, we had five people in accounting servicing 800 accounts from an accounting perspective. Today, we have a team of five people servicing 20,000 accounts. Much of this success has come from internally developed automation, CRM tools, which help drive productivity. It’s in fact, an obsession of ours.

The next step will be leveraging artificial intelligence to drive even more productivity enhancements for the Company as a whole. We’re growing. The goal is to grow efficiently and not spend all of the growth on added costs. We prefer what we call, again, structural profitability, carefully contained costs well below a predictable recurring revenue base.

In fact, the ability to automate internally is actually an important core competency of ours, and it’s certainly a critical element in growing our structural profitability. I’m very, very excited about what we might uniquely be able to achieve in this area. It has the possibility, if we can develop the tools that we currently envision, of simultaneously driving our revenue and decreasing our related costs for some period of time into the future.

In summary, we’re in an excellent position with strong recurring revenue, synergistic transactional revenue, structural profitability, growing cash flow and a very strong balance sheet. The pandemic has certainly slowed some parts of our business but serves as a powerful catalyst for some of the others. In other words, we’re able to grow our topline, while expanding our bottom line even faster.

With that, I’d like to now open the call for questions. Operator?

Operator

Thank you. We will now be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate that your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions. Thank you.

Our first question comes from Ananda Baruah with Loop Capital. Please proceed with your question.

Ananda Baruah

Hey, good afternoon, guys. Happy New Year, and glad you guys are doing well. Good to hear. Congrats on solid results, and congrats on the stock acting well, as well, of late, reflects performance.

I guess I have a few, if I could. I guess, the first one would be—they’re all revenue related, but the first one, this is probably for John. You mentioned you guys are at scale in software, and incrementally, the rest falls to EPS at 85% margin. I guess that’s baseline revenue dollars, John, and what should we use roughly as that baseline dollar? Should we use the dollar for the quarter? Then should we just literally think of the incremental value going forward and that’s the drop through?

John Merrill

Yes. Again, we’ve said this on prior calls, it takes about $12 million to $13 million in cash, forget the accounting, to run our business, specifically the software business. As we incrementally add more recurring revenue, then that dollar—about $0.80 to $0.85 on the dollar falls to the bottom line. That’s the software side of the business. But as we add more MarketPlace revenue, obviously that’s with a far lower margin, call it 5% to 10%.

Ananda Baruah

Yes, I got it. It’s just $0.80 to $0.85 on the dollar after the $12 million to $13 million? Or is it from the—above the cash or is it from the (inaudible)?

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

John Merrill

If you look at the—call it, the recurring software side of the business, call it, $16.5 million or so on top of that, any incremental dollar over that would fall to the bottom line, 80% to 85%. But again, it’s about $13 million in our basic cash costs.

Ananda Baruah

Totally got it. Totally got it. Then just on the pent-up demand, just the context you can give us that indicates that to you—I know timing sounds like it’s—understandably, like you have not—not perfectly clear. But what are the indications that are pointing to pent-up demand? What’s the feedback you guys are getting in that regard?

Randy Fields

John, you want me to answer that?

John Merrill

Randy, yes, you could take that one.

Randy Fields

Well, we’re seeing more inbound inquiries, which is usually a very good sign. The reception to our new products has been very strong. For reasons that must have something to do with people, and I don’t want to say normalizing because that’s—we’re a long distance in the world from that, but people adjusting to the current environment is creating a better selling environment. We’re getting people on the phone. When this first started to happen, honestly, for the first six months, you had people that had never worked from home before. Just getting them to talk to you is like, really, that’s tough.

Now I think there’s been an adjustment to the Zoomization of the supermarket industry. To a certain extent, it’s not quite business as normal because people are still struggling to keep things in stock. If you were a supermarket chain, you’ve got to worry about your frontline workers. You’ve got to worry about gloves, masks, cleaning. I mean, running a retail business today is exquisitely difficult.

In the midst of all of that, we are seeing more interest, and we suspect that, that will begin to show up in our P&L late in this fiscal year, which would be June—May, June or early in the next quarter, or both of those, July, August. It just feels very good to us at the moment.

Interestingly, we have several of the—we call them Tier 1s, the largest accounts in our pipeline, are starting to roll out and get more aggressive about what we can do for them. It just feels good at the moment.

Ananda Baruah

That’s awesome. Just with regards to—you guys, the 10% penetration of—I’m going to call it your installed base. I think you said software customers. This year is going to be a big focus on increasing that penetration. Is there anything that you can—well, is there anything that you guys are deciding to do a bit differently to press that penetration? Or is it a matter of just you doing the right things, just keep doing what you’re doing, the penetration is going to come naturally?

Randy Fields

Well, I think I want to be careful how I characterize this because this will sound a bit more negative than it might otherwise. We are extremely good at taking care of our customers and servicing our customers. That requires both good work on our part and excellent communication on the part of the people in our business that manage the accounts, clearly. Our lack of turnover, our customer success reflects that. But what we haven’t been very good at, historically, is asking the customer, literally, as simple as, we’ve done this for you, shouldn’t we do more? “Oh, I didn’t even know you guys did that.”

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

I would say that we’ve not been very good historically beyond the—I’m going to call it servicing, of our accounts and we’ve been fabulous at that. We’re beginning to create more sales, not just incentive, but sales environment for our people, better support from them, better marketing, et cetera. It’s not a quick fix. It’s a slowly changing the culture to a more sales oriented culture. A year ago, as we got started on this, we did it in fits and starts and then sadly the world went to sleep because of COVID. But it’s beginning to wake up and our people are getting better. They’re more excited about it because they’re learning new skills. I think that, that change positions us really well.

We’ve had a number of competitive wins where pieces of our business that others have—customers have come to us because of failures with other customers. Our financial strength has really been a competitive advantage. I think all the pieces are in place. I’m not satisfied with how well we’re doing it. I am satisfied with how we’re approaching it. I would expect the pace to begin picking up. I’m going to guess honestly though it’s at least another year until we’re at a pace that I’m pleased with.

Ananda Baruah

Got it. Randy, that’s super helpful. Then just my last one—that dovetails into my last one. I always enjoy getting updates on every quarter. How are you guys are reviewing the revenue growth potential longer term of the recurring business? I think right now—I didn’t check my notes, but I believe it’s north of 10% or 10% plus or something like that, in that ballpark, the last time I asked you guys this. Is that still the case? Randy, if you can get—and if you can get meaningful install-based penetration, would that have the potential to move higher over time?

Randy Fields

Well, to a certain extent, our service mentality and the need to really wrap ourselves around our customers creates a constraint. It’s not just bring them in, wham, bam, thank you, ma’am, and move on. It’s nothing like that. It’s very intense. Consequently, I still believe for the next year or two that the recurring revenue growth is going to fall somewhere in the bracket of 10% to perhaps 20% per year.

Over time, as we do what we talked about today, add more easily upgraded modules and get better at cross selling, given the scale of the white space in our customers, there really isn’t a reason that not only is that achievable, but yes, it possibly, possibly could go higher. The reason that, that would be acceptable to us is that if it’s more revenue from the same customers, it doesn’t mean that we’re spreading an increasingly thin service group over that customer set.

Ananda Baruah

Yes, I got it.

Randy Fields

The answer to your question is we really do feel good about where we are. Quarter-to-quarter it may vary from that, but we can’t see why 10% to 20% a year—and remember what that does to our bottom line. It’s pretty highly leveraged, not in a debt sense, but in an operational sense. The bottom line should—and cash generation should be exquisite. As I say, we feel very good about where we are. This is going to be a very good year.

Ananda Baruah

That’s really helpful. All right, I’ll cede the floor. Thanks so much.

Randy Fields

Thanks, Ananda.

Operator

Thank you. Our next question comes from Tevis Robinson with D.A. Davidson. Please proceed with your question.

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

Tevis Robinson

Thanks so much and congrats on a great quarter.

First off, on your new products offering, one, an extension of the MarketPlace and the other the Compliance, how should we think about their potential financial impact during the next 12 months? Additionally, what’s the backstory on your effort with FEMA? How do you secure that opportunity? I have a follow-up after that.

Randy Fields

Okay. Well, let me answer—let me try and give you an intelligent answer to that, starting with the more difficult piece of it, the government. We did some government work in our last fiscal year. It’s not like dealing with the private sector. It’s quite different. Again, we need to learn more about that and get more proficient at it.

As a result of that work, we stumbled into a couple of other interesting opportunities, one of which we’ve seized on and initiated a pilot. The pilot is with the State Emergency Management Group. The Director of that Management Group has made the decision to use our technology. I would think, so far, the way they’ve laid out the requirements, that we should be quite successful over the next six months in helping them.

If that happens, going from state to state will just become part of our sales process, and we’re already learning the mechanisms for doing that. It’s simply too early to see what the outcome would be with any degree of certitude, but we’re bringing it up because we periodically do these new things. We did Compliance. That turned out very good. We did MarketPlace. That’s turning out to be very, very good. Now we’re going to try some government activity that combines those two activities. We shall see. But we do feel good about it at the moment.

On the new modules part of our business, we are increasingly going to be modularizing what we do so that we can, as we develop new functionality—and it’s usually customer-driven. Typically, a customer will come to us and say – and I’m not exaggerating it. This is true. They will say, “We love working with you guys. We wish you could do this because this is a problem that we’re having, and we would love it if you could solve that problem.” We typically then take a look at the problem, assess it, decide how it can fit into our platform, and then we go off and do it. It’s rarely more than a few months of development time line for us to bring a new module to market.

We then typically start with the customer that asked about the problem. We then go to a couple of others. At that point, it’s been productized, if you will, and should be sellable. This is a somewhat different approach than we’ve taken before. I guess, in a way, I’m just trying to keep everyone on the bus, and in the know.

Historically, we’ve just included everything. We are the everything platform. Now what we’re saying is that our customers are going to begin to pay for the additional functionality as we deliver it. We think that gives them more, literally, investment on what we’re doing. Obviously, it has the salutary impact of increasing our revenue. I think both of these new products have the potential in the next fiscal year, not the one we’re in, but next year, to make a significant contribution. We feel good about the direction. There’s a lot of work going on internally in terms of this modularization of our platform. But watch this space. We’ll be talking more about it over the next year or two. Was that too indirect, Tevis?

Tevis Robinson

No, no, that makes sense. Yes, just for a follow-up, I was wondering if you could talk about the current level of distraction at the food retailer level, when it comes to your core decision-maker and how they may or may not be affecting your sales cycle. For instance, can you quantify what this is doing to the sales cycle? Yes.

Park City Group – Fiscal Second Quarter 2021 Earnings Call, February 16, 2021

Randy Fields

Yes. It’s a really good question, but let me give you a couple of examples. These are absolute examples within the last 30 days. We will call to speak to—and remember, we sell quite high inside of an organization. When we’re calling on our customers, it’s typically somebody in the C-suite or very close to the C-suite.

On several occasions that I’m aware of, here’s what we were told: “He’s not in to take your call. He’s in the stores working because we are short staffed. So it’s not clear when he’ll be able to get back to you.” Literally, there’s such a shortage of—and remember that the horrible position that grocery store workers are put in. They stand all day long—and sure, they have masks and gloves, but zillions of people going in and out. They’re exposed to the virus. It’s not an easy thing. The absentee rate, the sickness rate is higher than anybody would like, which puts pressure on these companies to get as many people in the field in the stores as they can. I’ve never seen it like this before. It does impact, and if the question is quantification, it’s not years, it’s months.

Now as the situation seems to be normal, I—God, I hate to use that word, but whatever the word should be. As that’s beginning, we’re seeing it’s easier to get some phone calls and whatnot. Internally, we refer to it as people are able to now move their attention to other things. The industry as a whole is very thin, managerially. It’s always been that way because it’s a low-margin business. Consequently, they can’t handle five or six or 10 things at a time. It’s sequential. Right now, it’s staffing the stores, stocking the stores, et cetera. Over time, it’s been getting better, and we feel good about that. It’s not where it was before the pandemic, maybe a third of the way back is probably the best way to put it.

Tevis Robinson

Great. Thanks so much for taking my questions.

Randy Fields

Of course.

Operator

Thank you. There are no further questions at this time. I would like to turn the floor back over to Randy Fields for any closing comments.

Randy Fields

Not much to say. I think we’ve given you a pretty good indication that the year is going to be an excellent year. We are continuing our focus on our balance sheet. As we mentioned, we feel increasingly good about the position that we’re in. Rob, anything else that we need to cover off on? Or are we there? Sounds like we’re there. Thank you, all. Talk to you soon.

John Merrill

Thanks, everyone.

Operator

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation. Have a wonderful evening.